                                                                   EXHIBIT 10.31

                         INTERNATIONAL COAL GROUP, INC.
                   2005 EQUITY AND PERFORMANCE INCENTIVE PLAN
                      NON-QUALIFIED STOCK OPTION AGREEMENT

Name of Optionee:       ______________

Date of Grant:          ______________

Expiration Date:        ______________

Number of Option
Rights:                 ______________

Option Price:           $_____________

Right to Exercise:      The Option Right shall be exercisable as of the Date of
                        Grant as to _____ shares of Common Stock. Of the remaining _____ shares of Common Stock, the Option Right in respect of one-third of such shares shall become exercisable on each of the first three anniversaries of the Date of Grant, if the Optionee remains in the continuous employment of the Company through such date.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and Optionee has also executed this Agreement in duplicate, as of the day and year first above written.

                                           INTERNATIONAL COAL GROUP, INC.

                                           _____________________________________
                                           Name:  ______________________________
                                           Title:_______________________________

                                           _____________________________________
                                           Optionee: ___________________________

THIS AGREEMENT SHALL BE VOID IF IT HAS NOT BEEN EXECUTED AND RETURNED TO THE COMPANY WITHIN 30 DAYS AFTER THE DATE OF GRANT.

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS OPTION AGREEMENT AND THE SECURITIES UNDERLYING THIS OPTION AGREEMENT MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS SUCH SALE, PLEDGE, HYPOTHECATION, TRANSFER, OR OTHER DISPOSITION SHALL HAVE BEEN REGISTERED UNDER SAID ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR UNTIL THE COMPANY SHALL HAVE RECEIVED A LEGAL OPINION SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, THAT SUCH SECURITIES MAY BE LEGALLY SOLD OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION AND COMPLIANCE.

                         INTERNATIONAL COAL GROUP, INC.
                   2005 EQUITY AND PERFORMANCE INCENTIVE PLAN
                      NON-QUALIFIED STOCK OPTION AGREEMENT

      This AGREEMENT (the "Agreement") is made as of the date of grant on the cover page hereof (the "Date of Grant") by and between International Coal Group, Inc., a Delaware corporation (the "Company"), and the individual named on the cover page hereto (the "Optionee").

      1. DEFINITIONS. All capitalized terms not otherwise defined herein will have the meaning ascribed to such terms in the Company's 2005 Equity and Performance Incentive Plan (the "Plan").

      2. GRANT OF STOCK OPTION. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to the Optionee as of the Date of Grant a stock option to purchase the number of shares of the Company's Common Stock, $0.0001 par value per share, shown on the cover page hereof (the "Option Right"). The Option Right may be exercised from time to time in accordance with the terms of this Agreement. The price at which shares of Common Stock may be purchased pursuant to this Option Right shall be as set forth on the cover page hereof subject to adjustment as hereinafter provided (the "Option Price"). The Option Right is intended to be a non-qualified stock option and shall not be treated as an "incentive stock option" within the meaning of that term under Section 422 of the Code, or any successor provision thereto; this Agreement shall be construed in a manner that will effectuate such intent.

      3. TERM OF OPTION. The term of the Option Right shall commence on the Date of Grant and, unless earlier terminated in accordance with Section 7 hereof, shall expire 10 years from the Date of Grant.

      4. RIGHT TO EXERCISE. Subject to the expiration or earlier termination of this Option Right in accordance with its terms, this Option Right shall become exercisable as set forth on the cover page hereof. To the extent the Option Right is exercisable, it may be exercised in whole or in part. In no event shall the Optionee be entitled to acquire a fraction of one share of Common Stock pursuant to this Option Right. The Optionee shall be entitled to the privileges of ownership with respect to the shares of Common Stock purchased and delivered to him upon the exercise of all or part of this Option Right.

      5. OPTION NONTRANSFERABLE. The Option Right granted hereby shall be neither transferable nor assignable by the Optionee except by will or by the laws of descent and distribution and, to the extent the Option Right is exercisable hereunder, may be exercised, during the lifetime of the Optionee, only by the Optionee, or in the event of his or her legal incapacity or death, by his or her guardian or legal representative acting on behalf of the Optionee or the Optionee's estate in a fiduciary capacity under state law and court supervision.

      6. NOTICE OF EXERCISE; PAYMENT. To the extent then exercisable, the Option Right may be exercised by written notice to the Company stating the number of shares of Common Stock for which the Option Right is being exercised and the intended manner of payment. The date of delivery of such notice shall be the exercise date. Payment equal to the aggregate Option Price of the shares of Common Stock for which the Option Right is being exercised shall be tendered in full with the notice of exercise to the Company in cash in the form of currency or check or other cash equivalent acceptable to the Company. The Optionee may also tender the Option Price by (a) the actual or constructive transfer to the Company of nonforfeitable, nonrestricted shares of Common Stock that have been owned by the Optionee for more than six months prior to the date of exercise, or (b) by any combination of the foregoing methods of payment, including a partial tender in cash and a partial tender in nonforfeitable, nonrestricted shares of Common Stock. Nonforfeitable, nonrestricted shares of Common Stock that are transferred by the Optionee in payment of all or any part of the Option Price shall be valued on the basis of their fair market value per share of Common Stock as determined by the Board. As a further condition precedent to the exercise of this Option Right, the Optionee shall comply with all regulations and requirements of any regulatory authority having control of, or supervision over, the issuance of shares of Common Stock and in connection therewith shall execute any documents which the Board or a committee thereof shall in its sole discretion deem necessary or advisable. The requirement of payment in cash shall be deemed satisfied if the Optionee makes arrangements that are satisfactory to the Company with a bank or broker that is a member of the National Association of Securities Dealers, Inc. to sell on the exercise date a sufficient number of shares of Common Stock that are being purchased pursuant to the exercise, so that the net proceeds of the sale transaction will at least equal the amount of the aggregate Option Price plus payment of any applicable withholding taxes, and pursuant to which the bank or broker undertakes to deliver to the Company the amount of the aggregate Option Price plus payment of any applicable withholding taxes.

      7. TERMINATION OF AGREEMENT. This Agreement and the Option Right granted hereby, whether or not vested, shall terminate automatically and without further notice on the earliest of the following dates:

            (a) One year after the Optionee's death or permanent and total disability, if the Optionee dies or becomes permanently and totally disabled while in the employ of the Company;

            (b) 90 calendar days after the Optionee ceases to be an employee, advisor, or consultant of the Company and its Subsidiaries for any reason other than as described in Section 7(a) or 7(d) hereof;

            (c) 10 years from the Date of Grant; or

            (d) Immediately upon the termination of Optionee's employment for "cause" (as defined below). For purposes of this Agreement, "cause" shall have the meaning ascribed thereto in any employment agreement applicable to Optionee. Absent such employment agreement, "cause" shall mean that the Board has determined in good faith that the Optionee committed prior to termination of employment any of the following acts:

                  (i) an intentional act of fraud, embezzlement, theft, or any other material violation of law in connection with the Optionee's duties or in the course of the Optionee's employment;

                  (ii) intentional wrongful damage to material assets of the Company;

                  (iii) intentional wrongful disclosure of material confidential information of the Company;

                  (iv) intentional wrongful engagement in any competitive activity that would constitute a material breach of the duty of loyalty; or

                  (v) intentional breach of any stated material employment policy of the Company.

For the purposes of this Agreement, the continuous employment of the Optionee with the Company shall not be deemed to have been interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company, by reason of the transfer of his or her employment among the Company and its Subsidiaries or a leave of absence of not more than 30 days unless otherwise approved by the Board.

      8. EFFECT OF CERTAIN TRANSACTIONS. If there is a Change in Control (as defined in the Plan), this Option Right shall terminate on the effective date of such Change in Control, unless provision is made in connection therewith in the sole discretion of the parties thereto for the assumption of this Option Right or the substitution for this Option Right of a new stock option of the successor person or entity or a parent or subsidiary thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise price. In the event of any transaction which will result in such termination, the Company shall give to the Optionee written notice thereof at least ten calendar days prior to the effective date of such transaction. Until such effective date, the Optionee may exercise any portion of this Option Right that is or becomes vested on or prior to such effective date, but after such effective date the Optionee may not exercise this Option Right except to the extent it is assumed or substituted by the successor entity (or a parent or subsidiary thereof) as provided above.

      9. ACCELERATION OF OPTION RIGHT. If there is a Change in Control of the
Company:

            (a) The Option Right granted hereby shall become fully vested and exercisable; provided, however, that the Board may elect to make a cash payment to the Optionee in cancellation of such Option Right in such amount as the Board in its sole discretion shall determine, which amount shall not be less than the product of (i) and (ii), where (i) is the excess of the Market Value per Share on the date of exercise over the exercise price, and (ii) is the number of shares of Common Stock subject to the Option Right being cancelled.

            (b) The Board shall have authority to revise the terms of any such Award or any other Award as it, in its discretion, deems appropriate; provided, however, that the Board may not make revisions that are adverse to the Optionee without the Optionee's consent.

      10. NO EMPLOYMENT CONTRACT. Nothing contained in this Agreement shall confer upon the Optionee any right with respect to continuance of employment by the Company, nor limit or affect in any manner the right of the Company to terminate the employment or adjust the compensation of the Optionee.

      11. COMPLIANCE WITH LAW. Notwithstanding any other provision of this Agreement, the Option Right shall not be exercisable if the exercise thereof would result in a violation of any applicable federal or state securities law.

      12. AVAILABILITY OF COMMON STOCK. The Company shall at all times until the expiration of the Option Right reserve and keep available, either in its treasury or out of its authorized but unissued Common Stock, the full number of shares of Common Stock deliverable upon the exercise of this Option Right.

      13. LOCK-UP AGREEMENT. The Optionee agrees that, if requested by the Company in connection with an initial public offering, the Optionee will not sell, offer for sale, or otherwise dispose of the Option Rights for such period of time as is determined by the Board, provided that at least of the majority of the Company's directors and officers who hold Option Right or Common Stocks at such time are similarly bound.

      14. SEVERABILITY. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

      15. RELATION TO PLAN. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with this Option Right or its exercise. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Optionee under this Agreement without the Optionee's consent.

      16. SUCCESSORS AND ASSIGNS. Without limiting or expanding Section 5 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives, and assigns of the Optionee, and the successors and assigns of the Company.

      17. GOVERNING LAW. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware.

      18. NOTICES. Any notice to the Company provided for herein shall be in writing to the Company, marked Attention: Secretary, and any notice to the Optionee shall be addressed to the Optionee at his or her address on file with the Company. Any written notice required to be given to the Company shall be deemed to be duly given only when actually received by the Company.

      19. SECURITIES LAWS COMPLIANCE. The Optionee acknowledges that the Option will be held by the Optionee for investment for the Optionee's own account and not with a view to, or for, resale, transfer, or distribution. The Optionee acknowledges that the Optionee has no intention of participating directly or indirectly in a distribution of the Option Rights. The Optionee understands that prior to exercising the Option Rights, the Optionee shall be required to reaffirm these representations and warranties as to the shares of Common Stock that shall be issued upon exercise.

                                END OF AGREEMENT

                                        5